UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 28, 2020

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, in March 2017, BeiGene (Hong Kong) Co., Limited (“BeiGene HK”), a wholly-owned subsidiary of BeiGene, Ltd. (the “Company”), formed a joint venture with Guangzhou High-tech Zone Technology Holding Group Co., Ltd. (formerly Guangzhou GET Technology Development Co., Ltd.) (“GET”), an affiliate of Guangzhou Development District, to build a commercial-scale biologics manufacturing facility in Guangzhou, China. Under the terms of the joint venture agreement, BeiGene HK held a 95% equity interest and GET held a 5% equity interest in the joint venture, BeiGene Biologics Co., Ltd. (“BeiGene Biologics”). Additionally, GET provided a RMB900 million loan at a fixed interest rate of 8% per year due in April 2023 (the “Shareholder Loan”) to BeiGene Biologics to support construction of the manufacturing facility.

On September 28, 2020, BeiGene HK entered into a share purchase agreement with GET to (i) acquire the 5% equity interest held by GET in BeiGene Biologics for a total purchase price of approximately RMB195 million, and (ii) cause BeiGene Biologics to repay the Shareholder Loan in full, together with interest, in a total amount of approximately RMB1.15 billion. As a result of this transaction, (i) the Company, through its wholly-owned subsidiary BeiGene HK, will hold 100% of the equity interest in BeiGene Biologics, subject to approval of the transaction by the local State Administration for Market Regulation, which is expected in the fourth quarter of 2020 (the “Regulatory Approval Date”), (ii) the Shareholder Loan has been repaid in full and has terminated, and (iii) the Amended Equity Joint Venture Contract of BeiGene Biologics dated April 11, 2017 between BeiGene HK and GET will terminate on the Regulatory Approval Date.

In order to fund the purchase of the 5% equity interest and repayment of the Shareholder Loan, the Company entered into a one-year term loan, renewable for up to three years, with China Minsheng Banking Corp., Ltd., Shanghai Pilot Free Trade Zone Branch to borrow $118,320,000 through an acquisition facility, together with up to an additional $80,000,000 through a working capital facility (collectively, the “CMBC Loan”). In addition, as a credit enhancement measure for the CMBC Loan, BeiGene Biologics entered into an up to 37-month term loan with an affiliate of Hillhouse Capital Advisors, Ltd. (“Hillhouse”), a significant shareholder of the Company, to borrow up to (i) RMB100 million through a general corporate facility, and (ii) RMB400 million through a credit enhancement facility that can only be used for repayment of the CMBC Loan if needed (collectively, the “Hillhouse Loan”). One of the Company’s directors, Qingqing Yi, is affiliated with Hillhouse. The aggregate interest and fees payable under both the CMBC Loan and Hillhouse Loan is 5.75% per year. The Company plans to draw down all of the $198,320,000 available under the CMBC Loan in the fourth quarter of 2020, and BeiGene Biologics has drawn down the RMB100 million general corporate facility under the Hillhouse Loan as required by the terms of the CMBC Loan agreement. The remaining RMB400 million credit enhancement facility under the Hillhouse Loan will not be drawn down unless the Company and BeiGene Biologics decide to use that to repay a portion of the CMBC Loan in the future.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the expected regulatory approval of the transaction and the plan to draw down the CMBC Loan. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors more fully discussed in the section entitled “Risk Factors” in the Company’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update such information unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Exhibit Index

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: October 2, 2020	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel